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                    BARRISTER INFORMATION SYSTEMS CORPORATION







                       EXHIBIT 24 - KPMG PEAT MARWICK LLP
                           CONSENT REGARDING FORMS S-8







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Independent Auditors' Consent
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The Board of Directors
Barrister Information Systems Corporation:


We consent to incorporation by reference in the registration statements (No. 33-8749 and 33-23309) on Form S-8 of Barrister Information Systems Corporation of our reports dated June 21, 1996 relating to the balance sheets of Barrister Information Systems Corporation as of March 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 1996, and the related schedule which reports appear in or are incorporated by reference in the March 31, 1996 annual report on Form 10-K of Barrister Information Systems Corporation.



                                                 KPMG Peat Marwick LLP

Buffalo, New York
July 1, 1996




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